SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

January 23, 2008

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events

On January 23, 2008, TXCO Resources Inc.'s (the "Company" or "TXCO") management and board of directors were informed that a lawsuit against the Company and its directors in the Court of Chancery of the State of Delaware. The action was brought by Third Point LLC and various Third Point affiliates, which claim to collectively own and control more than 8 percent of the outstanding common stock of TXCO.

This lawsuit arises from the appointment of James L. Hewitt as an independent, Class B director on Jan. 11, 2008, to fill the vacancy created by the retirement of Stephen M. Gose Jr. in December 2006. Mr. Hewitt will complete Mr. Gose’s term as a Class B director, which extends until TXCO’s 2009 Annual Meeting.

The lawsuit alleges that TXCO’s board breached its fiduciary duty when it appointed Mr. Hewitt to the board of directors. The plaintiffs seek injunctive and declaratory relief to nullify the appointment of Mr. Hewitt to TXCO’s board of directors and to award fees and costs of litigation.

TXCO believes the appointment of Mr. Hewitt as a director was valid and that his extensive background in finance, banking and business brings valuable experience to TXCO’s board of directors.

The Company believes the allegations in the Third Point lawsuit are without merit and intends to vigorously defend the suit.

Item 9.01:  Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release dated January 24, 2008, entitled "TXCO Resources Believes Lawsuit Without Merit"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TXCO Resources Inc.

Dated: January 24, 2008	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 24, 2008, entitled "TXCO Resources Believes Lawsuit Without Merit"

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